Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the reference to our firm under the caption “Experts” in this Registration Statement (Form S-3) and related Prospectus of Novavax, Inc. and to the incorporation by reference therein of our report dated June 4, 2013 relating to the consolidated financial statements of Isconova AB for the year ended December 31, 2012 which are incorporated by reference in this Registration Statement and related Prospectus.

/s/ Öhrlings PricewaterhouseCoopers AB

January 24, 2014